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                                                                     EXHIBIT 4.1

                     INSTALLMENT NOTE - INTEREST INCLUDED


$50,000                       Irvine, California               December 10, 1993
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     For value received, the undersigned promises to pay in lawful money of the
United States of America to the order of KWANG SOO KIM and IN HO KIM, at their office in this City, the principal sum of Fifty Thousand Dollars ($50,000)
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together with interest from 12/10/93, on unpaid principal at the rate of Seven
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Percent (7%) per annum, principal and interest payable in equal installments of
Nine Hundred Ninety and 06/100s Dollars ($990.06) on the 10th day of each month,
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beginning 1/10/94 and continuing on the same day of each month thereafter until
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the 10th day of December, 1998, on which day the balance of principal and
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interest then unpaid shall become due and payable.

     Should default be made in the payment of any installment of principal or interest when due, then the entire sum of principal and interest, at the option of the holder of this note, shall immediately become due and payable without demand or notice.

     In case this note shall not be paid when due according to its terms, the undersigned promises to pay in addition, all costs of collection and reasonable attorneys' fees, whether or not suit is filed herein.

     This note is secured by a Guaranty executed by Sam G. Lindsay on December 10, 1993.
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                             PRO GRIP, INC. now known as Grip Technologies, Inc.
                             A California Corporation



                             By:
                                --------------------------------
                                President SAM G. LINDSAY


                             BY:
                                --------------------------------
                                Secretary JAMES E. MCCORMICK III